UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2017 (May 22, 2017)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 22, 2017, Molina Healthcare, Inc. issued a press release announcing it intends to privately offer, subject to market and other conditions, $330 million aggregate principal amount of senior notes due 2025 (the “Notes”). The Notes are to be offered and sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain persons outside the United States in reliance on Regulation S under the Securities Act. The full text of the press release is attached as Exhibit 99.1.
No later than ten business days after the issue date, the net proceeds from the issuance and sale of the Notes are to be deposited into a newly-formed segregated deposit account in the name of the Company, and such net proceeds will be invested (and may be reinvested) in cash and cash equivalents. Amounts contained in such account will be used by the Company (i) on or prior to August 20, 2018, to (a) redeem, repurchase, repay, tender for, or acquire or retire for value (whether through one or more tender offers, open market repurchases, redemptions or similar transactions) all or any portion of the Company's 1.625% Convertible Senior Notes due 2044 (the “1.625% Convertible Notes”) or to satisfy the cash portion of any consideration due upon any conversion of the 1.625% Convertible Notes pursuant to the requirements contained in the indenture governing the 1.625% Convertible Notes, and/or (b) make any interest payments due on all or any portion of the Notes, (ii) on or after August 20, 2018, to repurchase all or any portion of the 1.625% Convertible Notes that the Company is obligated to repurchase pursuant to the requirements contained in the indenture governing the 1.625% Convertible Notes and (iii) subsequent to August 20, 2018 (or such earlier date in the event that there are no longer any 1.625% Convertible Notes outstanding), in any other manner not otherwise prohibited by the indenture governing the Notes, subject to the Company complying with clauses (i) or (ii) prior to any such amounts being used or applied in accordance with this clause (iii). For payments made pursuant to the foregoing clauses (i) or, to the extent applicable, (ii), amounts permitted to be released from the segregated account shall include amounts necessary to pay principal, any accrued and unpaid interest due on the date of any redemption, repurchase, repayment, tender, acquisition or retirement for value or to satisfy the cash portion of any consideration due upon any conversion of the 1.625% Convertible Notes, premiums (including tender premiums) and fees and expenses incurred in connection therewith. The funds deposited into the above- referenced segregated deposit account will initially be classified as non-current assets on the Company's consolidated balance sheet.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description
99.1	Press release of Molina Healthcare, Inc. issued May 22, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	May 22, 2017	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Molina Healthcare, Inc. issued May 22, 2017.